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                                                                     EXHIBIT 4.1


            SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


         This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is entered into as of February 28, 2005, by and among Cardiac Science, Inc., a Delaware corporation (the "Company") and the investors listed on the signature page hereto (the "Investors"), and shall be effective immediately prior to the Effective Time (as defined in Section 1.1 below).

         A. WHEREAS, the Company entered into that certain Registration Rights Agreement dated as of May 30, 2002, as amended and restated on July 20, 2004 (the "Registration Rights Agreement"), by and among the Company and the Investors;

         B. WHEREAS, the Company, Quinton Cardiology Systems, Inc., CSQ Holding Company ("Newco"), Heart Acquisition Corporation and Rhythm Acquisition Corporation have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement");

         C. WHEREAS, in connection with the entry into the Merger Agreement, the Company, Newco and the other parties named on the signature pages thereto have entered into that certain Senior Note and Warrant Conversion Agreement of even date herewith (the "Conversion Agreement").

         D. WHEREAS, as contemplated by Section 8 of the Conversion Agreement, the Investors executing this Agreement and the Company desire to further amend and restate the Registration Rights Agreement in its entirety as set forth herein;

         E. WHEREAS, Section 10.6 of the Registration Rights Agreement permits the amendment of such Registration Rights Agreement upon the consent in writing by the Company and the Designated Holders (as defined in Section 1.1 below) of at least 70% of the Registrable Securities (as defined in Section 1.1 below);

         F. WHEREAS, the Investors executing this Agreement are Designated Holders who collectively hold at least 70% of the Registrable Securities; and

         G. WHEREAS, as contemplated by Section 8 of the Conversion Agreement, Newco has agreed to assume the rights and obligations of the Company under this Agreement concurrently with the Effective Time.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:


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         "2004 Purchase Agreement" means that certain Purchase Agreement dated as of July 20, 2004 among the Company and certain of the Investors.

         "2004 Shelf Registration" shall mean the shelf registration filed on Form S-3 (Registration No. 333-122397) in connection with the shares of common stock and warrants to purchase common stock issued under the 2004 Purchase Agreement.

         "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, any partner or member, as the case may be, of an Investor shall be deemed to be an Affiliate of such Investor.

         "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the states of New York or California are authorized or required by law or executive order to close.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "Common Stock" means (i) the Common Stock, par value $.001 per share, of the Company or, from and after the Effective Time, Newco or (ii) any other capital stock of the Company or, from and after the Effective Time, Newco into which any such stock is reclassified or reconstituted.

         "Company" has the meaning set forth in the preamble to this Agreement and, after the Effective Time and the assumption by Newco of this Agreement, shall mean Newco.

         "Conversion Agreement" has the meaning set forth in the recitals hereto.

         "Demand Registration" has the meaning set forth in Section 3.2.

         "Designated Holder" means each of the Investors and any transferee of any of them to whom the Warrants or Registrable Securities have been transferred in accordance with Section 7.6 of this Agreement, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 or Regulation S promulgated under the Securities Act (or any successor rule thereto).

         "Effective Time" shall mean the effective time of the mergers contemplated by the Merger Agreement.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Existing Shelf Registration" shall mean the shelf registration filed on Form S-3 (Registration No. 333-110898) in connection with the senior notes and warrants issued under the Note Purchase Agreement.


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         "Filing Period" has the meaning set forth in Section 3.1.

         "Holders' Counsel" has the meaning set forth in Section 4.1(a).

         "Indemnified Party" has the meaning set forth in Section 5.3.

         "Indemnifying Party" has the meaning set forth in Section 5.3.

         "Initiating Holders" has the meaning set forth in Section 3.2.

         "Inspector" has the meaning set forth in Section 4.1(g).

         "Investors" has the meaning set forth in the preamble.

         "Liability" has the meaning set forth in Section 5.1.

         "Merger Agreement" has the meaning set forth in the recitals hereto.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Newco" shall mean CSQ Holdings Company, a Delaware corporation.

         "Note Purchase Agreement" means the Note Purchase agreement dated May 29, 2002 by and among the Company and certain Investors.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Records" has the meaning set forth in Section 4.1(g).

         "Registrable Securities" means each of the following: (a) any and all shares of Common Stock issued or issuable upon the exercise of the Warrants, (b) the Common Stock received by the Investors pursuant to the Merger Agreement, including in exchange for the Common Stock issued to the Investors under the 2004 Purchase Agreement, (c) the Common Stock to be issued pursuant to the terms of the Conversion Agreement, and (d) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock issuable upon conversion, exercise or exchange thereof.

         "Registration Expenses" has the meaning set forth in Section 4.4.

         "Registration Statement" means a Registration Statement filed pursuant to the Securities Act.

         "Replacement Shelf Registration" has the meaning set forth in Section 3.1.


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         "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Valid Business Reason" has the meaning set forth in Section 3.2.

         "Warrants" mean the warrants exercisable for shares of Common Stock issued in connection with the 2004 Purchase Agreement, which warrants are to be assumed by Newco pursuant to the terms of the Merger Agreement.

                                   ARTICLE II

                  GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT

         2.1 Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

         2.2 Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are reacquired by the Company, or
(iii) such Registrable Securities are sold to the public pursuant to Rule 144 under the Securities Act or may otherwise be sold without restriction by reason of Rule 144(k) under the Securities Act or any other rule of similar effect.

         2.3 Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon conversion or exercise of another security shall be deemed outstanding for the purposes of this Agreement.

                                  ARTICLE III

                                  REGISTRATION

         3.1 Replacement Shelf Registration. Immediately prior to the Effective Time, the Company shall terminate the Existing Shelf Registration and the 2004 Shelf Registration. Not later than ninety (90) days after the Effective Time (the "Filing Period"), the Company shall, at its own cost and expense, use its best efforts to file with the Commission a shelf registration statement pursuant to Rule 415 of the Securities Act (the "Replacement Shelf Registration"), on Form S-3 (or any successor form thereto), with respect to the resale, from time to time, of all of the Registrable Securities. The Filing Period may be extended for up to 30 days if after using its best efforts the Company is unable to file with the Commission the Replacement Shelf Registration. The Company shall use its reasonable best efforts to cause the Replacement Shelf Registration to become effective as soon as practicable after the filing thereof, and shall keep the Replacement Shelf Registration continuously effective under the Securities Act, subject to provisions of
Section 4.3, until all Registrable Securities registered thereunder are sold or are eligible for resale without registration by

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reason of Rule 144(k) under the Securities Act or any other rule of similar effect. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to cause the Registrable Securities to be registered during the Filing Period.

         3.2 Request for Demand Registration. If the Replacement Shelf Registration is not effective within 90 days after the expiration of the Filing Period or, if any time after the Replacement Shelf Registration is declared effective the Replacement Shelf Registration ceases to remain effective (in either case, a "Non-Effective Registration Statement"), Designated Holders who propose to sell their Registrable Securities entitled to be covered by a Non-Effective Registration Statement to the public at an aggregate price of at least $1,000,000 (the "Initiating Holders"), shall have the right to make a written request that the Company register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a "Demand Registration"), the offer and sale of the Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect more than two (2) such Demand Registrations for the Investors. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would (A) materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company or (B) involve effort or expense in excess of that which would customarily be involved in effecting a resale registration (a "Valid Business Reason"), the Company may (i) postpone filing a Demand Registration statement until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days, and (ii) in the event that a Demand Registration statement has been filed, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors, may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement. The Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3.2 more than once in any twelve (12) month period. Each request for a Demand Registration shall state the amount of the Registrable Securities proposed to be sold.

         3.3 Incidental or "Piggy-Back" Rights with Respect to a Demand Registration. Each of the Designated Holders (other than Initiating Holders who have requested a registration under Section 3.2) may offer and sell its or his Registrable Securities under any Demand Registration pursuant to this Section
3.3. Within seven (7) business days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3.2), and (ii) include in such registration all of the Registrable Securities held by such Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders of such written notice referred to in clause (i) above. Each such request by such Designated Holders shall specify the number of Registrable Securities to be included in the Registration Statement. The failure of any Designated Holder to respond within such 10 day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's rights under this Article III with respect to such Demand Registration. Any Designated Holder may waive its rights under this
Article III prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the


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Initiating Holders. If a Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder's Registrable Securities in a registration, such Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances relating to the Company or to market conditions arising after the date on which such request was made, such Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder.

         3.4 Effective Demand Registration. Subject to the last four sentences of Section 3.2, the Company shall use its commercially reasonable efforts to cause any such Demand Registration to be filed and to become effective as soon as reasonably practicable after it receives valid written notice requesting the Demand Registration from the Initiating Holders. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

         3.5 Expenses. Subject to Section 4.4 hereof, the Company shall pay all Registration Expenses in connection with a Replacement Shelf Registration or a Demand Registration, whether or not such Replacement Shelf Registration or Demand Registration becomes effective.

                                   ARTICLE IV

                             REGISTRATION PROCEDURES

         4.1 Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Article III of this Agreement, subject to the last four sentences of Section 3.2, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as reasonably practicable, and in connection with any such request, the Company shall, as expeditiously as reasonably practicable:

                  (a) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders'


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         Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

                  (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 180 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                  (c) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) register or qualify the offer and sale of such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                  (e) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (f) take such actions as are customary, prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;


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                  (g)      make available at reasonable times for inspection by
         any seller of Registrable Securities, Holders' Counsel and any attorney, accountant or other agent retained by any such seller (each, an "Inspector" and collectively, the "Inspectors") (provided that the Designated Holders shall cooperate with each other to minimize, to the extent practicable, the number of such attorneys, accountants and other agents who are Inspectors so as not to unduly interfere with the day-to-day operations of the Company and its subsidiaries) all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (h) furnish, at the request of any seller of Registrable Securities on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

                  (i) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (j) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

                  (k) keep Holders' Counsel advised in writing as to the initiation and progress of any registration under Article III hereunder;

                  (l) cooperate with each seller of Registrable Securities in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and



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                  (m)      take all other steps reasonably necessary to effect
         the registration of the Registrable Securities contemplated hereby.

         4.2 Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing.

         4.3 Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1(e), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 4.1(e) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 4.1(e) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.1(e).

         4.4 Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws, (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification), (v) the fees, charges and expenses of one counsel to the Designated Holders, up to an aggregate maximum of $5,000 per Registration Statement (inclusive of any amendments or supplements thereto), and (vi) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. The expenses described in the preceding sentence of this Section 4.4 are referred to herein as "Registration Expenses." Notwithstanding the foregoing, if the Designated Holders shall cease to own at least 10% of the Registrable Securities acquired by the Investors on the effective date of the Registration Rights Agreement, the fees, charges and expenses of legal counsel (and other professionals) retained by the Designated Holders shall not be deemed Registration Expenses for all purposes under this Agreement (and the Company shall be under no obligation to make any payments in connection therewith). In addition, the Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of such Designated Holders' Registrable Securities and, subject to clause (v) above, shall bear the fees and expenses of their own counsel.



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                                   ARTICLE V


                          INDEMNIFICATION; CONTRIBUTION

         5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a "Liability" and collectively, "Liabilities"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 5.2.

         5.2 Indemnification by Designated Holders. In connection with any Registration Statement in which a Designated Holder is participating pursuant to
Article III hereof, each such Designated Holder shall promptly furnish to the Company in writing such information with respect to such Designated Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Each Designated Holder agrees to indemnify and hold harmless the Company and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such registration statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 5.2; provided, however, that the total amount to be indemnified by such Designated Holder pursuant to this Section 5.2 shall be limited to the net proceeds received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

         5.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

         5.4      Contribution. If the indemnification provided for in this
Article V from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5.1, 5.2 and 5.3, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds received by such Designated Holder in the offering.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE VI

                                    COVENANTS

         6.1 Rule 144. The Company covenants that from and after the date hereof, it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

         6.2 Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of the first Registration Statement under Section 3.2 in which at least two thirds of the Registrable Securities requested to be included in such Registration Statement were included in such Registration Statement and ending on the earlier of (i) the date that all Registrable Securities registered on such Registration Statement are sold and (ii) thirty (30) days after the effective date of such Registration Statement (except as part of such registration).

                                  ARTICLE VII

                                  MISCELLANEOUS

         7.1 Termination. This Agreement shall not be effective if the Merger Agreement is terminated for any reason. Either party may terminate this Agreement if the Effective Time shall not have taken place by December 31, 2005, in which case the parties hereto shall have no further obligations with respect to this Agreement and the Registration Rights Agreement shall continue in its entirety pursuant to its terms.

         7.2 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

         7.3 No Inconsistent Agreements. The Company represents and warrants that, except as set forth on Schedule 7.3 hereto, it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, which right is effective as of the date of this Agreement, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

         7.4 Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

         7.5 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                  (a)      if to the Company:

                           Cardiac Science, Inc.
                           16931 Millikan Avenue
                           Irvine, California  92606
                           Telecopier No.:  949-951-7315
                           Attention:  Roderick de Greef

                           with a copy to:

                           Stradling Yocca Carlson & Rauth
                           660 Newport Center Drive, Suite 1600
                           Newport Beach, California 92660
                           Telecopier No.:  (949) 725-4100
                           Attention:  Shivbir S. Grewal, Esq.

                           if to any Investor, to such Investor at the address set forth on the signature pages hereto, with a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison LLP
                           1285 Avenue of the Americas
                           New York, NY 10019-6064
                           Telecopy:  (212) 757-3990
                           Attention: :  Bruce A. Gutenplan, Esq

                 (b) if to any other Designated Holder, at its address as it appears on the record books of the Company.

                  All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 7.5 designate another address or Person for receipt of notices hereunder.

         7.6 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The rights of the Designated Holder contained in Article III hereof shall be, with respect to any Registrable Security that is transferred, automatically transferred to such transferee. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Article V, no Person other than the parties hereto and their successors and permitted assigns are intended to be a beneficiary of this Agreement.

         7.7 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by the Company and Designated Holders that hold at least 70% of the Registrable Securities; provided that any such amendment, modification, supplement, waiver or consent to departure that adversely affects a Designated Holder in a manner differently than it affects the other Designated Holders shall be effective only with the prior written consent of such Designated Holder.

         7.8 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         7.11 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         7.12 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

         7.13 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement, once effective, supersedes all prior agreements and understandings among the parties with respect to such subject matter, including the Registration Rights Agreement.

         7.14 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         7.15 Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Warrants.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Second Amended and Restated Registration Rights Agreement on the date first written above.

                              CARDIAC SCIENCE, INC.


                              By:    /s/ Raymond W. Cohen
                                  --------------------------------------------
                              Name:  Raymond W. Cohen
                                  --------------------------------------------
                              Title: CEO
                                  --------------------------------------------



                              INVESTORS:

                              PERSEUS MARKET OPPORTUNITY FUND, L.P.


                              By:    /s/ Ray E. Newton, III
                                  --------------------------------------------
                              Name:  Ray E. Newton, III
                                  --------------------------------------------
                              Title: Managing Director
                                  --------------------------------------------

                              c/o Perseus, L.L.C.
                              1325 Avenue of the Americas, 25th Floor
                              New York, New York  10019
                              Telecopier No.:  212-651-6399
                              Attention:  Ray E. Newton, III


                              PERSEUS ACQUISITION/RECAPITALIZATION FUND, L.L.C.


                              By:    /s/ Ray E. Newton, III
                                  --------------------------------------------
                              Name:  Ray E. Newton, III
                                  --------------------------------------------
                              Title: Managing Director
                                  --------------------------------------------

                              c/o Perseus, L.L.C.
                              1325 Avenue of the Americas, 25th Floor
                              New York, New York  10019
                              Telecopier No.:  212-651-6399
                              Attention:  Ray E. Newton, III

                              CARDIAC SCIENCE CO-INVESTMENT, L.P.


                              By:    /s/ Ray E. Newton III
                                  --------------------------------------------
                              Name:  Ray E. Newton III
                                  --------------------------------------------
                              Title: Managing Director
                                  --------------------------------------------

                              c/o Perseus, L.L.C.
                              1325 Avenue of the Americas, 25th Floor
                              New York, New York  10019
                              Telecopier No.:  212-651-6399
                              Attention:  Ray E. Newton, III


                              WINTERSET MASTER FUND, L.P.
                                  By:  Babson Capital Management LLC, as
                                       Investment Manager



                              By:
                                  --------------------------------------------

                              c/o Babson Capital Management LLC
                              1500 Main Street, Suite 2800
                              Springfield, MA  01115
                              Telecopier No.:
                              Attention:


                              MILL RIVER MASTER FUND, L.P.
                                  By:  Babson Capital Management LLC, as
                                       Investment Manager



                              By:
                                  --------------------------------------------

                              c/o Babson Capital Management LLC
                              1500 Main Street, Suite 2800
                              Springfield, MA  01115
                              Telecopier No.:
                              Attention:

                              MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                  By:  Babson Capital Management LLC, as
                                       Investment Manager



                              By:
                                  --------------------------------------------

                              c/o Babson Capital Management LLC
                              1500 Main Street, Suite 2800
                              Springfield, MA  01115
                              Telecopier No.:
                              Attention:




                              -------------------------------------------------
                              Walter Villiger

                              -------------------------------------------------
                              -------------------------------------------------
                              -------------------------------------------------
                              Telecopier No.:__________________________________

                                  SCHEDULE 7.3

                               REGISTRATION RIGHTS


The Company has outstanding registration rights as follows:

1. In July 2004, the Company amended and restated those certain registration rights granted to investors in May 2002.

2. In October 2003, the Company granted certain registration rights to Complient Corporation and its shareholders in connection with the acquisition of such corporation's assets.

3. In September 2003, the Company granted certain registration rights to investors in an equity financing.

4. In July 2003, the Company granted certain registration rights to GE Medical Systems Information Technologies, Inc. pursuant to the warrant issued in connection with an OEM Supply and Purchase Agreement.

5. In August/September 2001, the Company granted certain registration rights to investors in an equity financing.